                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ] Confidential, For Use of the
                                                  Commission Only (as Permitted
                                                  by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12


                                 CLINICOR, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 CLINICOR, INC.
            1717 West Sixth Street, Suite 400, Austin, Texas  78703
                            Telephone:  512-344-3300
                               Fax:  512-477-0027
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 13, 1997
                        -------------------------------

     You are cordially invited to attend the Annual Meeting of Shareholders of Clinicor, Inc. (the "Company") which will be held on Tuesday, May 13, 1997, at 9:00 a.m., Austin, Texas time, at the Company's headquarters at 1717 West Sixth Street, Suite 400, Austin, Texas for the following purposes:

     1. To elect five (5) directors of the Company (three (3) to be elected by the Company's Common Shareholders, voting together, and two (2) to be elected by the Company's Preferred Shareholders voting together);

     2. To ratify the appointment of Price Waterhouse LLP, independent accountants, as auditors for the fiscal year ending December 31, 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Shareholders of record at the close of business on April 11, 1997 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.


TO INSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING.


                              By Order of the Board of Directors,

                              Thomas P. O'Donnell, Chairman of the Board,
                              President and Chief Executive Officer


Austin, Texas
April 21, 1997

                                 CLINICOR, INC.
            1717 West Sixth Street, Suite 400, Austin, Texas  78703
                            Telephone:  512-344-3300
                               Fax:  512-477-0027


                                PROXY STATEMENT


PROXY SOLICITATION

     This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about April 21, 1997, by the Board of Directors of Clinicor, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 1717 West Sixth Street, Suite 400, Austin, Texas on May 13, 1997 at 9:00 a.m., Austin, Texas time, and at all adjournments or postponements thereof. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means.

     This Proxy Statement and enclosed proxy card were initially mailed or delivered to stockholders on or about April 21, 1997. The Company's Annual Report, including financial statements for the fiscal year ended December 31, 1996, has previously been mailed to shareholders.


PURPOSES OF MEETING

     The principal purposes of the meeting are: (i) to elect five (5) directors of the Company (three (3) to be elected by the Company's Common Shareholders, voting together, and two (2) to be elected by the Company's Preferred Shareholders, voting together) and (ii) to ratify the appointment of Price Waterhouse LLP, independent accountants, as auditors for the fiscal year ending December 31, 1997. The Board of Directors knows of no other matters other than those stated above to be brought before the meeting.


VOTING RIGHTS

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposal set forth in the accompanying Notice of Annual Meeting of Shareholders and in such manner as the proxy holders named on the enclosed proxy card in their discretion determine upon such other business that may properly come before the meeting or at any adjournment or postponement thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by (i) filing written notice of revocation with the Secretary of the Company which is actually received prior to the vote of the shareholders, (ii) filing a duly executed proxy bearing a later date with the Secretary of the Company before the vote of the shareholders or (iii) attending the Annual Meeting and voting in person.

     The Board of Directors has fixed the close of business on April 11, 1997, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. As of the close of business on April 11, 1997, the Company had outstanding 4,086,400 shares of Common Stock and 3,631 shares of Preferred Stock.

     With respect to those directors which the holders of Common Stock are entitled to elect, each holder of Common Stock will be entitled to vote at the Annual Meeting and will be entitled to one (1) vote for each share owned. With respect to those directors which the holders of Preferred Stock are entitled to elect, each holder of Preferred Stock will be entitled to vote at the Annual Meeting and will be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Convertible Preferred Stock held by such shareholder could be converted. As of April 11, 1997, 3,631 shares of Preferred Stock were outstanding, and such shares of Preferred Stock were convertible into a total of 2,420,666 shares of Common Stock.

     On all other matters to come before the Annual Meeting, the holders of the Common Stock and Preferred Stock shall vote together, with each holder of Common Stock entitled to one (1) vote for each share owned and each holder of Preferred Stock will be entitled to 666-2/3 votes for each share of Preferred Stock owned. Fractional votes shall not be permitted, and any fractional voting rights of the holders of the Preferred Stock (after aggregating all shares into which shares of Preferred Stock held by any holder may be converted) shall be rounded to the nearest whole number.

     The representation in person or by proxy of at least a majority of the issued and outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. In addition, with respect to the election of directors by the holders of Preferred Stock, the representation in person or by proxy of the holders of at least two-thirds of the Preferred Stock then outstanding shall be required to constitute a quorum of the Preferred Stock for the election of such directors. Directors to be elected by the holders of the Common Stock will be elected by a plurality of the votes cast by the holders of the Common Stock. Directors to be elected by the holders of the Preferred Stock will be elected by a majority of the votes cast by the holders of the Preferred Stock then outstanding. All other matters to come before the Annual Meeting require the affirmative vote of the holders of a majority of the shares of capital stock of the Company entitled to vote and represented in person or by proxy at the Annual Meeting. Abstentions and broker "non-votes" are counted as represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included.


                             ELECTION OF DIRECTORS

     The Board presently consists of five (5) members. All of the directors elected at the Annual Meeting will hold office until the next succeeding annual meeting or until their successors shall have been elected and qualify.

     The management of the Company recommends the election to the Board of the five (5) nominees whose names appear in the two tables below. Unless a proxy indicates otherwise, the persons designated as proxies will vote the shares of the Company's Common Stock represented by properly executed and returned proxies for the election of Thomas P. O'Donnell, Arthur P. Haag and Robert S. Sammis and will vote the shares of Preferred Stock represented by properly executed and returned proxies for the election of Dr. Zola P. Horovitz and

Dr. Stuart T. Weisbrod. In the event any of the nominees is unable to serve (which is not anticipated), the persons designated in proxies will cast votes for the remaining nominees and for such other persons as the Board of Directors may select. All of the nominees presently serve as directors.

     The first table below sets forth information concerning the nominees for the three (3) director positions to be elected by the holders of Common Stock; the second table sets forth information concerning the nominees for the two (2) director positions to be elected by the holders of Preferred Stock. Information about ownership of equity securities of the Company by the nominees appears elsewhere in this Proxy Statement under the caption "Ownership of Common Stock and Preferred Stock." References in the table and in the following discussion to positions held in the Company are intended to include positions held in the Company's predecessor, Clinicor, Inc., a Texas corporation.

                     NOMINEES FOR THE DIRECTOR POSITIONS TO
                   BE ELECTED BY THE HOLDERS OF COMMON STOCK

                                                                   First Year
       Name                  Age    Position with Company       Elected Director
       ----                  ---    ---------------------       ----------------

Thomas P. O'Donnell           47  Chairman of the Board,
                                  President, Chief Executive
                                  Officer, Director                  1992
Arthur P. Haag(1)             68  Director                           1993
Robert S. Sammis              44  Executive Vice President,
                                  Chief Operating Officer,
                                  Secretary, Director                1992
-------------------------

(1)  Member of Compensation and Audit Committees


                     NOMINEES FOR THE DIRECTOR POSITIONS TO
                  BE ELECTED BY THE HOLDERS OF PREFERRED STOCK


                                                                   First Year
       Name                  Age    Position with Company       Elected Director
       ----                  ---    ---------------------       ----------------

Zola P. Horovitz, Ph.D.(1)    62  Director                           1996
Stuart T. Weisbrod, Ph.D.(2)  42  Director                           1996
-------------------------

(1)  Member of Compensation Committee
(2)  Member of Audit Committee


     Thomas P. O'Donnell became Chairman of the Board in November 1996 and has been the President, Chief Executive Officer and a director of the Company since its inception. From March 1991 until September 1992, Mr. O'Donnell was the Chief Executive Officer of another CRO, Barton Research, Inc. From 1987 until March 1991, Mr. O'Donnell was President of Biomedical Research Group, a CRO specializing in analgesic studies. While President of Biomedical, Mr. O'Donnell expanded its medical specialty areas into ophthalmics, gastrointestinal and anti-infectives. From 1980 to 1987, Mr. O'Donnell was Chief Executive Officer of SKO, Inc., a corporation with interests in manufacturing, transportation, and office products. Prior to 1980,

Mr. O'Donnell was a health care specialist and manager with the public accounting firm of Arthur Andersen & Co. Mr. O'Donnell holds a business degree from the University of Notre Dame. Mr. O'Donnell has provided expert testimony before the Health Care Financing Administration of the Department of Health and Human Services and has served on the Board of Trustees of various hospitals and ambulatory surgical centers.

     Arthur P. Haag has been a director of the Company since February 1995 and, until November 1996, served as its Chairman. Prior to the merger of Clinicor and Pegasus Tax and Financial Planning Services, Inc. ("Pegasus") in February 1995, Mr. Haag was Chairman and Chief Executive Officer of Pegasus. Mr. Haag is also currently President and CEO of Neutrex, Inc., a privately-held Houston-located specialty chemical materials firm with which he has been associated since 1992. From 1990 to 1992, Mr. Haag served as President and a Director of Advanced Temperature Devices, Inc. Between 1986 and 1990, Mr. Haag was co-founder and Chief Executive Officer of CytoDiagnostics, Inc. and ElectroFusion, Inc. From 1982 until 1987, Mr. Haag was CEO of Catalyst Resources, Inc., a subsidiary of Phillips Petroleum Company. He was President of the Catalyst Division at Dart Industries, Inc. from 1970 to 1982. Prior to 1970, he was the founder and Chief Executive Officer of PureChem Corporation which was subsequently sold to Dart Industries, Inc.

     Robert S. Sammis has been the Company's Executive Vice President, Chief Operating Officer, Secretary and a director since the Company's inception. From March 1991 until September 1992, Mr. Sammis served as Director of Barton Research, Inc., and from August 1991 until September 1992, he served as Barton's Executive Vice President and Chief Operating Officer. From 1986 until August 1992, Mr. Sammis was engaged as a practicing CPA specializing in business consultation. Mr. Sammis spent five (5) years with Arthur Andersen & Co. where he was an audit manager in the firm's health care practice. Mr. Sammis holds an MBA degree from the University of Texas.

     Zola P. Horovitz, Ph.D. joined the Company as a director in November 1996. Dr. Horovitz worked for the Bristol-Myers Squibb Corporation and one of its predecessor entities, The Squibb Institute for Medical Research, for thirty-five
(35) years until his retirement in 1994. Since his retirement, Dr. Horovitz has served as a consultant to the biotechnology and pharmaceutical industries. Dr. Horovitz received an M.S. in Pharmacology in 1958 and his Ph.D. in Pharmacology in 1960, both from the University of Pittsburgh. Dr. Horovitz serves as a director of Diacrin Inc., Biocryst Pharmaceuticals Inc., Synaptic Pharmaceutical Corp., Procept Inc., Magainin Pharmaceuticals, Inc., AVIGEN Inc. and Roberts Pharmaceuticals Co. and several privately-held companies.

     Stuart T. Weisbrod, Ph.D. joined the Company as a director in November 1996. Since February 1995, Dr. Weisbrod has been a partner with Oracle Partners, L.P., a firm that invests in health care, bioscience and related industries. Prior to that, he was a partner in the Harpel Advisory Company with responsibility for the firm's health care and venture capital investment activities. From 1990 to 1993, Dr. Weisbrod served as a First Vice President at Merrill Lynch with responsibility for investment research. From 1986 to 1990, he was a biotechnology analyst with Prudential Bache. Dr. Weisbrod received his Ph.D. in Biotechnology from Princeton University in 1980. From 1980 to 1982 he was an American Cancer Society Postdoctoral Fellow at the Medical Research Council Laboratory in Cambridge, England, followed by a second fellowship at Cold Spring Harbor Laboratory. Dr. Weisbrod received an MBA from Columbia University in 1984.

            BOARD AND COMMITTEE MEETINGS AND OTHER INFORMATION

     The Board of Directors met two (2) times during 1996. The Board also took action on eight (8) occasions by unanimous written consent. The Board has an Audit Committee and a Compensation Committee. The Audit Committee and Compensation Committee have only recently become active. Such committees had no meetings during 1996. It is anticipated that the Audit Committee will review the results and scope of the audit and other services provided by the Company's independent auditors. It is anticipated that the Audit Committee will also recommend to the Board the appointment of independent auditors. It is anticipated that the Compensation Committee will be responsible for the approval of compensation arrangements for officers of the Company and for the review of the Company's compensation plans and policies and of related party transactions. The Company does not have a nominating or similar committee.

     Each director attended 75% or more of the Board meetings held during the period for which the director was in office.


                                   MANAGEMENT

     Unless otherwise specified by the Board, all executive officers are elected for a term of one (1) year, commencing with the date of the annual meeting of stockholders, provided that all officers hold office until their successors are elected or appointed and qualify, or until their death, resignation or removal from office. Any officer elected or appointed by the Board may be removed at any time by the Board, subject to the contract rights, if any, of the person so removed. Messrs. O'Donnell, Sammis and Day have executed employment agreements with the Company. See "Executive Compensation--Employment Agreements."

     Each of the Company's executive officers, except for Dr. Robert M. Day, Vice President of Scientific Affairs, is also a director of the Company. Information concerning these individuals appears elsewhere in this Proxy Statement under the caption "Election of Directors." Information concerning Dr. Day is set out below.

     Robert M. Day, Ph.D., Vice President of Scientific Affairs, joined the Company in June 1995. Dr. Day's experience includes the establishment of complete clinical development programs and extensive interaction with the FDA. Prior to joining Clinicor, Dr. Day was a Vice President of Clinical Research at Arcturus Pharmaceutical Corporation. From 1992 to 1994 he was Associate Director of Clinical Affairs at Dermik Laboratories (Rhone-Poulenc Rorer). From 1988 to 1992, Dr. Day was with Glaxo, Inc. where he served as Associate Director of Clinical Research for Glaxo Dermatology. From 1984 to 1988, Dr. Day was with Allergan, Inc. serving in the clinical research and development departments of both the eyecare and dermatology units. He received his Ph.D. in Biological Science in 1983 from the University of California, Irvine. Dr. Day received a Bachelor of Science degree from Brown University where he graduated with Honors in 1976. He is a co-inventor in a patent covering an antifungal/antiinflammatory drug delivery system. Dr. Day is a current member of the Board of Trustees for the National Psoriasis Foundation. Dr. Day is 42.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation for the years ended December 31, 1995 and 1996, earned by or paid to the Company's Chief Executive Officer and the other persons who were executive officers of the Company at December 31, 1996 and whose total salary and bonus exceeded $100,000 individually during the year ended December 31, 1996 (the "Named Executive Officers").

                                                                      Long Term
                                             Annual Compensation     Compensation
                                           -----------------------  ---------------
                                                                        Awards
                                                                    ---------------
                                                                      Securities
                                                     Other Annual     Underlying        All Other
                                            Salary   Compensation     Options(1)      Compensation
Name and Principal Position          Year    ($)          ($)             (#)              ($)
-----------------------------------  ----  --------  -------------  ---------------  ---------------
Thomas P. O'Donnell................  1996  124,749              0              0            1,934(2)
  Chairman of the Board,             1995   90,000              0        150,000            1,523(2)
  President and Chief
  Executive Officer
Robert S. Sammis...................  1996  108,260              0              0            1,934(2)
  Executive Vice President, Chief    1995   90,000              0        150,000            1,523(2)
  Operating Officer and Secretary
Robert M. Day, Ph.D................  1996  112,011              0              0                0
  Vice President of Scientific       1995   70,000              0         10,000                0
  Affairs

____________________________

(1)  The table does not include options which have lapsed.
(2) The Company paid insurance premiums totalling $7,736 and $6,092 for 1996 and 1995, respectively, on term life insurance policies on Mr. O'Donnell and Mr. Sammis. Each policy is in the amount of $2,000,000, with $1,000,000 payable to the Company and $1,000,000 payable to a beneficiary designated by the officer.


OPTION GRANTS IN LAST FISCAL YEAR

     No stock options or stock appreciation rights were granted to the Named Executive Officers during 1996.


OPTIONS EXERCISED AND FISCAL YEAR-END VALUES

     The following table sets forth information concerning the aggregate number and value of unexercised options held by the Named Executive Officers at December 31, 1996. No options were exercised by the Named Executive Officers during the year ended December 31, 1996.



                              Number of Securities           Value of Unexercised
                        Underlying Unexercised Options At   In-The-Money Options At
                               Fiscal Year-End (#)           Fiscal Year-End ($)(1)
                        ---------------------------------  --------------------------
                          Exercisable     Unexercisable    Exercisable  Unexercisable
                        ---------------  ----------------  -----------  -------------
Thomas P. O'Donnell...           16,667           133,333      $50,418       $388,332
Robert S. Sammis......           16,667           133,333       50,418        388,332
Robert M. Day, Ph.D...           10,000                 0       31,250              0

____________________________

(1) The value of unexercised, in-the-money options is the difference between the exercise price of the options and the fair market value of the Company's common stock at December 31, 1996 ($4.125, which was the closing price of the Common Stock on the Over-the-Counter Bulletin Board at year end).


DIRECTOR COMPENSATION

     The Company reimburses directors for expenses incurred, if any, in attending meetings of the Board of Directors. The Company does not pay director fees to directors for their service on the Board. However, Arthur Haag and Zola Horovitz are consultants to the Company, and each receives an annual retainer of $18,000. In addition, for as long as he serves as a director and consultant to the Company, Dr. Horovitz will receive annual options to purchase 5,000 shares of Common Stock under the Option Plan.


EMPLOYMENT AGREEMENTS

     During 1996 Messrs. O'Donnell and Sammis each became parties to five-year employment contracts with the Company, pursuant to which they are entitled to salaries of $150,000 and $135,000 per year, respectively. The Company may terminate either such agreement with or without cause; provided, however, if employment is terminated without cause, then the executive in question is entitled to receive a severance payment equal to two (2) times the compensation received from the Company in the twelve (12) months prior to the date of termination. If employment is terminated either voluntarily by the executive or by the Company for cause, then no severance is payable; provided, however, that if the executive terminates his employment following a material reduction in his level of responsibility, then such termination shall be deemed to be termination without cause by the Company, and the executive shall be entitled to the severance payment described above. In any event, the executive in question is bound by a noncompetition covenant until the earlier of (i) June 30, 1999 or
(ii) two (2) years following termination of employment.

     Dr. Day is party to a two-year employment agreement with the Company, pursuant to which he is entitled to a salary of $120,000 annually. The Company may terminate his employment with or without cause. However, if employment is terminated without cause, Dr. Day is entitled to continue to receive his salary for either the unexpired portion of the two-year contract period (which terminates on April 30, 1997) or six (6) months, whichever period is greater.

                 OWNERSHIP OF COMMON STOCK AND PREFERRED STOCK

     The Company is authorized to issue 75,000,000 shares of Common Stock. As of March 21, 1997, there were 4,086,400 shares of Common Stock issued and outstanding. The Company is authorized to issue 5,181 shares of Preferred Stock. As of March 21, 1997, there were 3,631 shares of Preferred Stock issued and outstanding.

COMMON STOCK

     The following table sets forth as of March 21, 1997, information with respect to the beneficial ownership of the Company's outstanding Common Stock by
(i) each director of the Company, (ii) each of the Named Executive Officers,
(iii) all directors and executive officers of the Company as a group and (iv) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock owned by them. Pursuant to the beneficial ownership rules under the Securities Exchange Act of 1934, as amended, each named person and all directors and executive officers as a group are deemed to be the beneficial owners of securities that may be acquired within sixty (60) days of March 21, 1997 through the exercise of options or warrants. The number of shares and percentages set forth opposite each shareholder's name in the table below assumes the exercise of all such options and warrants. However, the number of shares of Common Stock issuable upon exercise by any given shareholder are not included in calculating the percentage of Common Stock beneficially owned by any other shareholder.

Name and Address of                         Shares Beneficially    Percent of
Beneficial Owner                                   Owned             Class
-----------------------------------------  ----------------------  -----------

The Oracle Group                                     2,440,367(1)        37.5%
712 Fifth Avenue, 45th Floor
New York, New York  10019

Robert S. Sammis                                     1,007,950(2)        24.6%
1717 West 6th St., #400
Austin, Texas  78703

O'Donnell Family Limited Partnership                   828,400(3)        20.3%
1717 West 6th St., #400
Austin, Texas  78703

Robert K. Williams, III                                469,506(4)        11.3%
153 Kingswood Circle
Danville, California  94506

Randolph J. Haag                                       227,231(5)         5.4%
359 Jacaranda
Danville, California  94506

Thomas P. O'Donnell                                    307,950(6)         7.5%
1717 West 6th St., #400
Austin, Texas  78703

Name and Address of                         Shares Beneficially    Percent of
Beneficial Owner                                   Owned             Class
-----------------------------------------  ----------------------  -----------

Arthur P. Haag                                         153,000(7)         3.7%
11747 Quail Creek Drive
Houston, Texas 77070

Robert M. Day, Ph.D.                                    10,000(8)         0.2%
1717 West 6th St., #400
Austin, Texas  78703

Stuart Weisbrod, Ph.D.                                  10,000            0.2%
712 Fifth Avenue, 45th Floor
New York, New York  10019

Zola P. Horovitz, Ph.D.                                    -0-              0%
30 Philip Drive
Princeton, New Jersey  08540

All Directors and Executive Officers as              1,197,617(9)        28.7%
 a group (6 persons)

____________________________

(1) "The Oracle Group," as used herein, refers to the following funds: Oracle Partners, L.P., Quasar International Partners C.V., Oracle Institutional Partners, L.P. and GSAM Oracle Fund, Inc. The shares listed include 2,420,666 shares that are issuable to The Oracle Group pursuant to The Oracle Group's option to convert 3,631 shares of 8% Convertible Preferred Stock to the Company's Common Stock. Larry N. Feinberg is the Managing General Partner of Oracle Partners, L.P. and Oracle Institutional Partners, L.P. Oracle Investment Management, Inc., which is owned by Mr. Feinberg, acts as the investment manager to Quasar International Partners C.V. and GSAM Oracle Fund, Inc. Mr. Feinberg may be deemed to beneficially own the shares owned by The Oracle Group.

(2) Mr. O'Donnell and Mr. Sammis have entered into agreements with each of Drs. Dell, Ramsdell and Shulman, pursuant to which Messrs. Sammis and O'Donnell are jointly entitled to direct the manner in which the aggregate 291,283 shares owned by Drs. Dell, Ramsdell and Shulman shall be voted. Mr. Sammis may therefore be deemed to beneficially own these shares. Also includes 16,667 shares issuable to Mr. Sammis pursuant to immediately exercisable options.

(3) Ms. Kristina Breen O'Donnell is the sole officer and director of the general partner of the O'Donnell Family Limited Partnership and has voting and dispositive power with respect to the 828,400 shares owned by the Partnership. Ms. O'Donnell may therefore be deemed to beneficially own these shares.

(4) Includes (i) 109,400 shares held by Guarantee and Trust Co. FBO Robert K. Williams III Sep/IRA, as to which Mr. Williams has voting and dispositive power and (ii) 51,606 shares issuable to Mr. Williams pursuant to immediately exercisable sales agent warrants.

(5) Includes (i) 50,000 shares issuable to Mr. Randolph J. Haag pursuant to immediately exercisable options and (ii) 51,606 shares issuable to Mr. Haag pursuant to immediately exercisable sales agent warrants.

(6) Mr. O'Donnell and Mr. Sammis have entered into agreements with each of Drs. Dell, Ramsdell and Shulman, pursuant to which Messrs. Sammis and O'Donnell are jointly entitled to direct the manner in which the aggregate 291,283 shares owned by Drs. Dell, Ramsdell and Shulman shall be voted. Mr. O'Donnell may therefore be deemed to beneficially own these shares. Also includes 16,667 shares issuable to Mr. O'Donnell pursuant to immediately exercisable options.

(7) Includes 50,000 shares issuable to Mr. Arthur P. Haag pursuant to immediately exercisable options.

(8) Includes 10,000 shares issuable to Dr. Robert M. Day pursuant to immediately exercisable options.

(9) Includes (i) 291,283 shares owned by Drs. Dell, Ramsdell and Shulman, as to which Messrs. Sammis and O'Donnell have voting power; (ii) 16,667 shares issuable to Robert S. Sammis pursuant to immediately exercisable options;
     (iii) 16,667 shares issuable to Thomas P. O'Donnell pursuant to immediately exercisable options; (iv) 50,000 shares issuable to Arthur P. Haag pursuant to immediately exercisable options; and (v) 10,000 shares issuable to Dr. Robert M. Day pursuant to immediately exercisable options.

PREFERRED STOCK

     All of the Company's Preferred Stock is owned by The Oracle Group, as described in footnote (1) to the preceding table. None of the Preferred Stock is owned by any director of the Company or by any of the Named Executive Officers.

POTENTIAL CHANGE IN CONTROL

     In any election of directors, the holders of the Preferred Stock, voting separately as a class, are entitled to elect that number of directors as is proportionate to their ownership interest in the Company, determined on an as-converted basis. On an as-converted basis, the holders of the Preferred Stock currently have a 37.5% interest in the Company, which interest may increase over time as mandatory in-kind dividends are paid with respect to the Preferred Stock. Upon any default in the payment of dividends on the Preferred Stock, each director who has been elected by the holders of the Preferred Stock will be entitled to two votes on all matters on which the directors are entitled to vote, while each director elected by the holders of Common Stock will continue to have the right to cast one vote. Accordingly, a default in the payment of dividends on the Preferred Stock could result in the directors who have been elected by the holders of the Preferred Stock (currently Dr. Weisbrod and Dr. Horovitz) having voting control with respect to matters presented to the Board.


                              CERTAIN TRANSACTIONS

     Merger.  On February 27, 1995, Clinicor, Inc., a Texas corporation
     ------
(referred to herein as the "Predecessor Company"), was merged into Pegasus Tax and Financial Planning Services, Inc. In connection with the merger (the "Merger"), the Predecessor Company ceased to exist and Pegasus, as the surviving entity, changed its name to Clinicor, Inc. Immediately prior to the Merger, the principal shareholders of Pegasus included Randolph J. Haag and Russell Armstrong. The principal shareholders of the Predecessor Company were Patricia
J. O'Donnell and Robert S. Sammis, who owned 48.0% and 37.5% of the Predecessor Company, respectively. Patricia J. O'Donnell is the mother of Thomas P. O'Donnell.

     Of the shares of the Predecessor Company that were outstanding prior to the Merger, 6,000 and 4,000 of such shares had been issued to Patricia J. O'Donnell and Robert S. Sammis, respectively, in September 1992 for a per share purchase price of $0.10. On November 11, 1994, the Predecessor Company issued 687.5 shares of its Common Stock to Robert S. Sammis in consideration of personal guarantees rendered by Mr. Sammis with respect to the Predecessor Company's lease of office space, computer systems, office equipment, furniture and medical equipment.

     Immediately prior to the Merger, Pegasus sold an aggregate of 750,000 shares of Common Stock at a purchase price of $1.00 per share to Randolph J. Haag, Irawan Onggara and Russell Armstrong. Such individuals purchased 375,000, 187,500 and 187,500 shares of Common Stock of Pegasus, respectively.

     In the Merger, each share of Pegasus common stock (a total of 1,421,000 shares) remained outstanding. Each of the Predecessor Company's 12,500 shares of Common Stock was converted into 166.4 shares of the Company (a total of 2,080,000 shares), such that after the Merger the Company had a total of 3,501,000 shares outstanding.

     Agreements Ancillary to Merger.  In connection with the Merger, the parties
     ------------------------------
thereto agreed that Thomas P. O'Donnell, Robert S. Sammis and Arthur P. Haag (the father of Randolph J. Haag) would serve as directors of the Company for a two-year period from and after the Merger. The parties also entered into a number of agreements, the most significant of which are briefly described below. Unless otherwise indicated, all of such agreements were entered into on February 27, 1995.

     The Company, Randolph J. Haag, Irawan Onggara and Russell Armstrong entered into a Preemptive Rights Agreement, pursuant to which the Company granted to the three named individuals a right of first refusal for a period of three (3) years to purchase a portion of all new securities issued by the Company. Such portion is equal to their percentage ownership of the Company on the date of execution of the agreement. Messrs. Haag, Onggara and Armstrong subsequently relinquished all of their rights under the Preemptive Rights Agreement, as more fully described below.

     The Company and Randolph J. Haag entered into an Investment Banking Rights Agreement, pursuant to which the Company granted to Mr. Haag a right of first refusal for a period of three (3) years to provide certain investment banking services to the Company, on terms to be mutually agreed upon by the parties. No amounts were paid to Mr. Haag under the agreement. The Investment Banking Rights Agreement has been terminated, as discussed below.

     In March 1996, Randolph Haag relinquished all rights under any and all agreements to which he and the Company are parties in exchange for a cash payment of $25,000 and a contractual grant of options to purchase 50,000 shares at an exercise price of $1.00 per share. The option expires on February 28, 2001.

     For due diligence services performed in connection with the Merger, Mr. Arthur P. Haag, currently a director of the Company, received options to purchase up to 25,000 shares of the Company's Common Stock at a purchase price of $0.10 per share. Such options expire on February 27, 1998.

     In anticipation of the Merger, Messrs. Sammis and O'Donnell entered into a Voting and Pre-Merger Agreement with each of Steven J. Dell, M.D., William M. Ramsdell, M.D. and David G. Shulman, M.D., who were shareholders of the Predecessor Company. Pursuant to such agreements, each of the named physicians agreed to vote their shares of Common Stock of the Company in such manner as may be determined by Messrs. O'Donnell and Sammis. These agreements terminate upon the closing of an underwritten public offering of the Company which results in aggregate net proceeds to the Company of at least $5.0 million.

     Private Placement Offering.  From September 1995 to February 1996, the
     --------------------------
Company engaged in a private placement offering (the "Private Offering") of Units consisting of Common Stock and Warrants to purchase Common Stock. See "Recent Sales of Unregistered Securities." The Units were offered through SJ Capital, Inc. (the "Sales Agent"), which acted as the Company's sales agent. Randolph J. Haag was affiliated with the Sales Agent at the time of the Private Offering and received 103,212 Sales Agent Warrants and consulting and commission fees of $76,478 from the Sales Agent in connection with the Private Offering. See "Description of Securities--Warrants."

     Indemnified Lawsuit.  In connection with their separation from a previous
     -------------------
employer and the formation of the Predecessor Company, Thomas P. O'Donnell and Robert S. Sammis became involved in certain disputes with the previous employer and one of its shareholders and creditors. These disputes culminated in the previous employer's filing of a lawsuit against Mr. Sammis and the Company in which various causes of action were alleged. The Company agreed to indemnify Mr. Sammis in connection with the lawsuit. In April 1997, the lawsuit was settled. In connection with the settlement, the Company has agreed to pay the plaintiffs $200,000.

     Preferred Stock Sale.  In July 1996, the Company issued 3,500 shares of
     --------------------
Preferred Stock to Oracle Partners, L.P. and certain of its affiliates (the "Oracle Group"). In connection with the original sale of the Preferred Stock, the Company entered into a Settlement Agreement with Russell Armstrong, Irawan Onggara and Century Financial Partners, Inc. ("CFP"). Pursuant to the Settlement Agreement, Messrs. Armstrong and Onggara and CFP waived their preemptive rights and certain other claims in connection with the issuance of the Preferred Stock and waived all other rights and claims arising under the Preemptive Rights Agreement in exchange for aggregate cash consideration of $100,000.

     Other Transactions.  During 1995, Robert S. Sammis and Patricia J.
     ------------------
O'Donnell advanced funds to the Company to be used as working capital. The Company has executed two (2) unsecured promissory notes dated October 1, 1995 in the original principal amount of $61,000 and $120,000 payable to Mr. Sammis and Mrs. O'Donnell, respectively. As of December 31, 1996, such amounts remained outstanding. Each note is payable upon demand and bears interest at 8.0% per annum. See Note 5 of Notes to Financial Statements.

     During 1996, the Company made certain advances to Thomas P. O'Donnell. These advances aggregated approximately $81,000 as of December 31, 1996. Mr. O'Donnell has executed an unsecured promissory note in such amount to the Company. The note is payable upon demand and bears interest at 8% per annum.


                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Price Waterhouse LLP to audit the books and accounts of the Company for the year ending December 31, 1997, and will offer a resolution at the meeting to ratify the appointment. Price Waterhouse LLP has been the principal auditor of the Company since December 1996. Representatives of Price Waterhouse LLP will be present at the meeting to respond to appropriate questions and will have an opportunity, if they desire, to make a statement.

     Prior to December 1996, BDO Seidman, LLP served as the Company's principal auditor. On December 2, 1996, the Company dismissed BDO Seidman, LLP as its independent public accountant and retained Price Waterhouse LLP. Neither of BDO Seidman's reports on the Company's financial statements for the past two years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company's Board of Directors. There were no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BDO Seidman's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of Price Waterhouse LLP.


                                 OTHER MATTERS

     Management is not aware of any matters to come before the Annual Meeting that will require the vote of shareholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter calling for shareholder action should properly come before the Annual Meeting or any adjournment or postponement thereof, those persons designated in proxies will vote thereon according to their best judgment.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such forms received by it, the Company believes that all of its officers, directors and greater-than-ten-percent shareholders have complied with their Section 16(a) filing requirements.


                         ANNUAL REPORT AND FORM 10-KSB

     The Annual Report to the Shareholders of the Company, which includes the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, is mailed herewith to all shareholders.

     THE COMPANY WILL FURNISH TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE EXHIBITS TO FORM 10-KSB, UPON RECEIPT OF $10.00 TO COVER THE COMPANY'S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO ROBERT S. SAMMIS, EXECUTIVE VICE PRESIDENT, 1717 WEST SIXTH STREET, SUITE 400, AUSTIN, TEXAS 78703.


                           SHAREHOLDER PROPOSALS FOR
                      NEXT ANNUAL MEETING OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the 1998 annual meeting must be received by the Company not later than December 31, 1997 for inclusion in its Proxy Statement and form of proxy card relating to that meeting. Any such proposals, as well as any questions relating thereto, should be directed to Robert S. Sammis, Executive Vice President, 1717 West Sixth Street, Suite 400, Austin, Texas 78703.


                              By Order of the Board of Directors,

                              Thomas P. O'Donnell, Chairman of the Board,
                              President and Chief Executive Officer
April 21, 1997

                                     PROXY

                         THIS PROXY IS SOLICITED BY THE
                      BOARD OF DIRECTORS OF CLINICOR, INC.

  The undersigned stockholder of Clinicor, Inc. (the "Company") hereby appoints Thomas P. O'Donnell and Robert S. Sammis, or either of them (with full power to act alone and to designate substitutes), proxies of the undersigned, with authority to vote and act with respect to all shares of common stock of the Company that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 13, 1997, at 9:00 A.M. (Austin Time) at the offices of the Company, 1717 West Sixth Street, Suite 400, Austin, Texas, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting. The shares represented by the Proxy shall be voted as follows:

1. (For holders of common stock only) To elect as directors the nominees listed below:

             Arthur P. Haag, Thomas P. O'Donnell, Robert S. Sammis

[_] FOR THE FOREGOING NOMINEES  [_] WITHHOLD AUTHORITY TO VOTE FOR THE FOREGOING
                                    NOMINEES

NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
      THROUGH THAT NOMINEE'S NAME. UNLESS AUTHORITY TO VOTE FOR ALL THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT STRUCK, AND IF ANY NOMINEE IS UNABLE TO SERVE, FOR SUCH PERSON AS THE PROXIES MAY SELECT.

2. To ratify the appointment of Price Waterhouse LLP as auditors for the fiscal year ending December 31, 1997.

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

  THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS OTHERWISE INDICATED.

                            (CONTINUED ON BACK SIDE)

                          (CONTINUED FROM FRONT SIDE)

  If any other business is transacted at said meeting, this Proxy shall be voted in accordance with the best judgment of the proxies. The Board of Directors recommends a vote "FOR" each of the propositions. This Proxy is solicited on behalf of the Board of Directors of Clinicor, Inc. and may be revoked prior to exercise.

                                    Dated: _____________________________, 1997.

                                    ___________________________________________
                                         (Signature(s) of Stockholder(s))

                                    ___________________________________________
                                         (Signature(s) of Stockholder(s))

                                    NOTE: Signature(s) should follow exactly
                                          the name(s) on the stock certificates.
                                          An executor, administrator, trustee or
                                          guardian should sign as such. If
                                          more than one trustee, all should
                                          sign. ALL JOINT OWNERS MUST SIGN.